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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-78784) (1993 Equity Participation Plan) and Form S-8 (File No. 33-92648) (Deferred Compensation Plan) of Financial Security Assurance Holdings Ltd. of our report dated March 18, 2009, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP New York, New York March 18, 2009

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM